Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 12, 2026, with respect to the financial statements of Grayscale Zcash Trust (ZEC), incorporated herein by reference, and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP

New York, New York
August 17, 2026